UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 12, 2021

VERDE BIO HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54524	30-0678378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5750 Genesis Court, Suite 220

Frisco, Texas 75034

(Address of Principal Executive Offices)

(972) 217-4080

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On April 22, 2021, Verde Bio Holdings, Inc. (the “Company”) announced that it had entered into an agreement for the settlement of various loans provided by GHS Investments, LLC pursuant to various convertible promissory notes (the “Loans”). The Company agreed to pay $715,000 to settle all matters related to the Loans (the “Settlement Amount”).

A form of the Settlement Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

On May 5, 2021, Verde Bio Holdings, Inc. (the “Company”) announced that it had entered into an agreement for marketing and sales consulting services (the “Services”) with Gilbert Steedley, Managing Member of INU, LLC (the “Consultant”) whereby the Consultant agreed to perform the Services in exchange for 3,000,000 shares of restricted common stock, a monthly per diem of 100,000 shares and $4,000, and a success fee of 7,000,000 shares of restricted common stock.

A form of the Consulting Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Description of Exhibits
10.1	Settlement Agreement
10.2	Consulting Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 2nd day of June, 2021.

VERDE BIO HOLDINGS, INC.
By:	/s/ Scott A. Cox
	Name:	Scott A. Cox
	Title:	Chief Executive Officer